UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 12, 2017

Oil States International, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16337	76-0476605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Three Allen Center 333 Clay Street, Suite 4620, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 652-0582
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On December 12, 2017, Oil States International, Inc., a Delaware corporation (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which GD Development Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the “Buyer”), has agreed to acquire from GEODynamics B.V., a Netherlands private limited liability company (the “Seller”), 100% of the equity interests in GEODynamics, Inc., a Delaware corporation (“GEODynamics”), in exchange for a purchase price to be paid by the Buyer to the Seller (the “Transaction”) consisting of a payment to occur at the closing of the Transaction (“Closing”) which includes an aggregate cash consideration of $300 million, subject to customary adjustments for working capital, net indebtedness and transaction expenses as of Closing, and issuance at Closing of 8.66 million shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), valued at approximately $200 million based on a 20-day volume weighted average price through December 11, 2017. The Seller will also receive an unsecured promissory note payable with an aggregate principal amount of $25 million, bearing interest at 2.5% per annum, which will mature 18 months following Closing and may be subject to certain set-offs by the Buyer.

The Company entered into the Purchase Agreement with (i) the Buyer, (ii) the Seller, (iii) LRP IV Luxembourg Holdings S.A.R.L., a Luxembourg limited liability company, and LRP V Luxembourg Holdings S.A.R.L., a Luxembourg limited liability company, (iv) Oakall Management Limited, LLC, a Texas limited liability company, and GEODynamics Partners LLC, a Delaware limited liability company, (v) David Sanford Wesson, Robert E. Davis and Johnny Joslin, each a natural Person (each such Person, collectively with the entities listed in clauses (iii) and (iv), the “Seller Shareholders”).

The Purchase Agreement contains customary representations and warranties by the parties. In addition, the parties have agreed to covenants relating to, among other things, (i) the conduct of the business of GEODynamics during the interim period between the execution of the Purchase Agreement and Closing and (ii) the obligation to use commercially reasonable efforts to cause the Transaction to be consummated and to obtain expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”).

The completion of the Transaction is subject to satisfaction or waiver of certain closing conditions, including but not limited to: (i) the absence of any law, order, decree or injunction prohibiting the consummation of the Transaction, (ii) the expiration or termination of any waiting period under the HSR Act, (iii) subject to specified materiality standards, the accuracy of the representations and warranties of each party, (iv) compliance by each party in all material respects with its covenants and (v) the absence of a Material Adverse Effect (as defined in the Purchase Agreement) during the interim period between the date of execution of the Purchase Agreement and Closing.

Each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions and limitations. Subject to the satisfaction of the closing conditions and regulatory approval, the Transaction is expected to close in the first quarter of 2018. The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Closing, the Company and the Seller will enter into a Registration Rights Agreement that will grant the Seller certain customary registration rights for shares of Common Stock issued by the Company as consideration pursuant to the Purchase Agreement, pursuant to a resale shelf registration statement as required by the Registration Rights Agreement.

Amendment No. 2 to the Credit Agreement

On December 12, 2017, the Company entered into Amendment No. 2 (the “Second Amendment”) to its Credit Agreement, dated as of May 28, 2014 (as amended by the Consent and Amendment No. 1, dated as of October 3, 2016 and the Second Amendment, the “Credit Agreement”), among the Company, as Borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent. Pursuant to the Second Amendment, the Credit Agreement has been amended to, among other things:

●	Provide for a reduction in the revolving loan commitments under the Credit Agreement from $600 million to $425 million;

●	Increase the interest rate margins such that:

o

When the Company’s utilization of the facility is less than or equal to 50%, the interest rates for the revolving loans will range from LIBOR+1.75% to LIBOR+3.00% based on a leverage ratio-based grid; and

o	When the Company’s utilization of the facility is in excess of 50%,

■

Prior to May 28, 2018, the highest two levels of the leverage-based grid will be increased by 50 basis points such that the interest rates on the revolving loans will range from LIBOR+1.75% to LIBOR+3.50% based on a leverage ratio-based grid;

■

On or after May 28, 2018, the highest two levels of the leverage-based grid will be increased by 150 basis points such that the interest rates on the revolving loans will range from LIBOR+1.75% to LIBOR+4.50% based on a leverage ratio-based grid;

●	Remove the ability to increase the revolving commitments pursuant to the accordion feature of the Credit Agreement;

●	Specifically permit the Transaction under the negative covenants of the Credit Agreement subject to a minimum amount of the consideration being paid in equity interests of the Company;

●	Add an additional restriction to the Permitted Acquisition Investment basket requiring that the aggregate amount of consideration for any additional acquisitions not exceed $25 million (exclusive of any amount financed from the proceeds of equity issuances by the Company);

●

Specifically permit additional investments in foreign subsidiaries of the Company subject to a $25 million cap and there being no event of default under the Credit Agreement at the time of such investment;

●

Specifically permit the incurrence of additional unsecured indebtedness subject to compliance with a pro forma leverage ratio less than or equal to 3.75:1.00 and the repayment of revolving loans with the proceeds of such indebtedness without any further reduction of the revolving commitments; and

●	Upon the Closing of the Transaction, temporarily increase the maximum permitted level of the total leverage covenant from 3.25x to 3.75x for the quarters ended March 31, 2018 and June 30, 2018.

From time to time, the lenders under the Credit Agreement or their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company, for which the Company pays customary fees and expenses.

The foregoing description of the Second Amendment is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Second Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The proposed issuance of shares of Common Stock pursuant to the Purchase Agreement and the description thereof set forth under Item 1.01 are incorporated by reference in this Item 3.02. Such shares of Common Stock will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The information set forth in Item 1.01 with respect to the Transaction is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 12, 2017, the Company issued a press release relating to the Transaction. On December 13, 2017, the Company will host a conference call to discuss the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties relating to the Company’s ability to successfully complete the Transaction on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions; if the acquisition is completed, the ability to retain GEODynamics’ customers and employees, the ability to successfully integrate GEODynamics’ operations, product lines, technology and employees into the Company’s operations, and the ability to achieve the expected synergies as well as accretion in earnings; risks associated with the general nature of the energy service industry; and other factors discussed in the "Business" and "Risk Factors" sections of the Annual Report on Form 10-K for the year ended December 31, 2016 filed by the Company with the Securities and Exchange Commission on February 17, 2017. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of December 12, 2017, by and among GEODynamics B.V., GEODynamics, Inc., the Seller Shareholders, GD Development Corporation and Oil States International, Inc.*

4.1

Amendment No. 2 to the Credit Agreement, dated as of December 12, 2017, among Oil States International, Inc., as Borrower, certain subsidiaries, as guarantors, the lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent.

99.1	Press Release dated December 12, 2017, issued by Oil States International, Inc.

*

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.

Date: December 12, 2017	By:	/s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer and Treasurer